Exhibit (h)(1)(ii)

AMENDMENT NO. 1

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 1, dated as of March 16, 2023 (“Amendment No. 1”), to the Mutual Funds Service Agreement dated as of January 1, 2023 (“Agreement”) between EQ Advisors Trust, a Delaware statutory trust (“Trust”), Equitable Investment Management, LLC (“Administrator”), a limited liability company organized in the State of Delaware, and Equitable Investment Management Group, LLC (“EIM or “Adviser”), a limited liability company organized in the State of Delaware.

The Trust, the Adviser and the Administrator agree to modify the Agreement as follows:

1.	New Portfolio. Effective April 3, 2023, the EQ/Intermediate Corporate Bond Portfolio (“New Portfolio”) is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Duration of Agreement for the New Portfolio.

a.	With respect to the New Portfolio, the Agreement will continue in effect for one year after the date set forth in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolio, the Agreement shall continue automatically for successive terms of one year after the date specified in subsection (a) above, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Trust’s Board of Trustees who are not parties to the Agreement or “interested persons” of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust’s Board of Trustees or by a vote of a “majority of the outstanding voting securities” of the Trust; provided, however, that the Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a “majority of the outstanding voting securities” of the Trust, on sixty (60) days prior written notice to the Administrator or by the Administrator at any time, without the payment of any penalty, on sixty (60) days prior written notice to the Trust. (As used in the Agreement, the terms “majority of the outstanding voting securities” and “interested persons” shall have the same meaning as such terms have in the 1940 Act.)

4.	Schedule A. Schedule A of the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Brian Walsh	By:	/s/ Michal Levy
	Brian Walsh		Michal Levy
	Chief Financial Officer and Treasurer		President and Chief Operating Officer

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Kenneth Kozlowski
Kenneth Kozlowski
Executive Vice President and Chief
Investment Officer

AMENDMENT NO. 1

SCHEDULE A

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.100% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next $5 billion; 0.0775% of the next $10 billion; 0.0750% of the next $30 billion; and 0.0725% thereafter (based on aggregate average daily net assets of the Single-Advised

Portfolios)

1290 VT Convertible Securities	EQ/Invesco Comstock
1290 VT DoubleLine Opportunistic Bond	EQ/Invesco Global
1290 VT Equity Income	EQ/Invesco Global Real Assets
1290 VT GAMCO Mergers & Acquisition	EQ/Janus Enterprise
1290 VT GAMCO Small Company Value	EQ/JPMorgan Value Opportunities
1290 VT Multi-Alternative Strategies	EQ/Large Cap Growth Index
1290 VT Natural Resources	EQ/Large Cap Value Index
1290 VT Real Estate	EQ/Lazard Emerging Markets Equity
1290 VT SmartBeta Equity ESG	EQ/Long-Term Bond
1290 VT Socially Responsible	EQ/Loomis Sayles Growth
EQ/AB Short Duration Government Bond	EQ/MFS International Growth
EQ/AB Sustainable U.S. Thematic	EQ/MFS International Intrinsic Value
EQ/American Century Mid Cap Value	EQ/MFS Mid Cap Focused Growth
EQ/Capital Group Research	EQ/MFS Technology
EQ/ClearBridge Large Cap Growth ESG	EQ/MFS Utilities Series
EQ/Common Stock Index	EQ/Mid Cap Index
EQ/Core Bond Index	EQ/Money Market
EQ/Equity 500 Index	EQ/PIMCO Global Real Return
EQ/Fidelity Institutional AM® Large Cap	EQ/PIMCO Real Return
EQ/Franklin Rising Dividends	EQ/PIMCO Total Return ESG
EQ/Goldman Sachs Mid Cap Value	EQ/PIMCO Ultra Short Bond
EQ/Intermediate Corporate Bond	EQ/Small Company Index
EQ/Intermediate Government Bond	EQ/T. Rowe Price Growth Stock
EQ/International Equity Index	EQ/T. Rowe Price Health Sciences
EQ/Value Equity
EQ/Wellington Energy

Hybrid, ATM and Allocation Portfolios*

The greater of $32,500 per Portfolio or 0.140% of the average daily net assets of the Portfolios for the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; 0.0775% of the next $20 billion; 0.0750% of the next $20 billion; and 0.0725% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios,

ATM and Allocation Portfolios and the Portfolios of EQ Premier VIP Trust)

1290 VT High Yield Bond	EQ/Franklin Moderate Allocation
1290 VT Micro Cap	EQ/Franklin Small Cap Value Managed Volatility
1290 VT Moderate Growth Allocation	EQ/Global Equity Managed Volatility
1290 VT Small Cap Value	EQ/Goldman Sachs Growth Allocation
ATM International Managed Volatility	EQ/Goldman Sachs Moderate Growth
ATM Large Cap Managed Volatility	Allocation
ATM Mid Cap Managed Volatility	EQ/Growth Strategy
ATM Small Cap Managed Volatility	EQ/International Core Managed Volatility
EQ/500 Managed Volatility	EQ/International Value Managed Volatility
EQ/International Managed Volatility	EQ/Invesco Moderate Allocation
EQ/2000 Managed Volatility	EQ/Invesco Moderate Growth Allocation
EQ/400 Managed Volatility	EQ/JPMorgan Growth Allocation
EQ/AB Dynamic Aggressive Growth	EQ/Large Cap Core Managed Volatility
EQ/AB Dynamic Growth	EQ/Large Cap Growth Managed Volatility
EQ/AB Dynamic Moderate Growth	EQ/Large Cap Value Managed Volatility
EQ/AB Small Cap Growth	EQ/Mid Cap Value Managed Volatility
EQ/Aggressive Growth Strategy	EQ/Moderate Growth Strategy
EQ/All Asset Growth Allocation	EQ/Morgan Stanley Small Cap Growth
EQ/American Century Moderate Growth Allocation	EQ/Quality Bond PLUS
EQ/Balanced Strategy	EQ/Ultra Conservative Strategy
EQ/ClearBridge Select Equity Managed Volatility	Equitable Conservative Growth MF/ETF
EQ/Conservative Growth Strategy	Equitable Moderate Growth MF/ETF
EQ/Conservative Strategy	Equitable Growth MF/ETF
EQ/Emerging Markets Equity PLUS	Multimanager Aggressive Equity
Multimanager Core Bond
Multimanager Technology

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset-based fee.

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